Exhibit 99.1

BRAMSON, PLUTZIK, MAHLER & BIRKHAEUSER, LLP	WILSON SONSINI GOODRICH & ROSATI Professional Corporation
Alan R. Plutzik (Bar No. 077785)	Boris Feldman (Bar No. 128838)
Robert M. Bramson (Bar No. 102006)	Peri Nielsen (Bar No. 196781)
L. Timothy Fisher (Bar No. 191626)	Gwen C. Parker (Bar No. 228780)
2125 Oak Grove Road, Suite 120	Freeda Y. Lugo (Bar No. 244913)
Walnut Creek, California 94598	650 Page Mill Road
Telephone: (925) 945-0200	Palo Alto, California 94304
Facsimile: (925) 945-8792	Telephone: (650) 493-9300
Facsimile: (650) 565-5500

SCHIFFRIN BARROWAY TOPAZ & KESSLER, LLP
Eric Zagar	Attorneys for Defendants Thinh Q. Tran,
Robin Winchester	Silvio Perich, Q. Binh Trinh,
J. Daniel Albert	Jacques Martinella, Prem Talreja,
William K. Wong, Kit Tsui, Kenneth A.
280 King of Prussia Road	Lowe, Julien Nguyen, William J. Almon,
Radnor, PA 19087	Lung C. Tsai and Nominal Defendant
Telephone: (610) 667-7706	Sigma Designs, Inc
Facsimile: (61)) 667-7056

Attorneys for Plaintiff Robert Carlson

Additional Counsel Listed on Signature Page

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

IN RE SIGMA DESIGNS, INC. DERIVATIVE LITIGATION, This Document Relates to: ALL ACTIONS.	) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO.: C 06-04460 RMW NOTICE OF PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND HEARING THEREON

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF SIGMA DESIGNS, INC. (“SIGMA” OR THE “COMPANY”) AS OF MAY, 28 2008 (THE “RECORD DATE”) (“CURRENT SIGMA SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION (THE “FEDERAL ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE FEDERAL ACTION.  IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD SIGMA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE FEDERAL ACTION.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) in the Federal Action.  This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”).  It is not an expression of any opinion by the Court.  It is to notify you of the terms of the proposed Settlement of the Federal Action, and your rights related thereto.  The terms used herein are consistent with the terms defined in the Stipulation of Settlement, which is on file with the Court.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

A proposed settlement (the “Settlement”) has been reached between the parties in the above-captioned Federal Action brought on behalf of Sigma.  The Individual Defendants are Thinh Q. Tran, Silvio Perich, Q. Binh Trinh, Jacques Martinella, Prem Talreja, William K. Wong, Kit Tsui, Kenneth A. Lowe, Julien Nguyen, William J. Almon, and Lung C. Tsai.  The Federal Action was brought derivatively on behalf of Sigma to recover damages allegedly caused to Sigma by the Individual Defendants’ alleged actions in connection with Sigma’s historical stock option practices and accounting thereof.  A shareholder derivative action is a lawsuit brought by a shareholder of a corporation, on behalf of, and for the benefit of, the corporation.  The shareholder brings an action in the name of the corporation against the parties allegedly causing harm to the corporation.

Under the Settlement, which is subject to Court approval, Sigma has adopted and will adopt specified material corporate governance measures and procedures.  In addition, 100,000 shares of the Company’s common stock granted to the Company’s Chief Executive Officer Thinh Q. Tran (“Tran”) on January 25, 2008 will be cancelled and the Company’s insurance carrier, Admiral Insurance Company, will pay to Sigma $2 million in consideration of a claim release.

Your rights may be affected by the Settlement.  If approved by the Court, the Settlement will result in the final dismissal with prejudice of both the Federal Action and related derivative litigation styled Korsinsky v. Tran, et al., Case No. 1-06-cv-069747 that is currently pending in the Superior Court of California for Santa Clara County (the “State Action”) (together, the “Actions”).

A hearing (the “Final Settlement Hearing”) will be held by the Court in Courtroom 6, on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California, 95113 on August 8, 2008 at 9 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement and dismissing the Federal Action with prejudice, and whether the Fee and Expense Award (as defined in Section IV below) should be approved by the Court.

There will be no claims procedure.  This case was brought to protect the interests of Sigma’s current shareholders.  Its successful prosecution will result in change to the Company’s corporate governance, the cancellation of certain Sigma shares granted to Tran, and the payment of $2 million to Sigma from its insurance carrier, not in payment to individuals.

II.	SUMMARY OF THE ACTIONS

Based on Federal Plaintiff’s Counsel’s independent research and investigation, on July 20, 2006 and October 4, 2006, respectively, Plaintiffs Joel Mandel (“Mandel”) and Robert Carlson (“Carlson”) filed in the United States District Court for the Northern District of California shareholder derivative complaints against certain current and former directors and officers of Sigma.  On August 21, 2006, State Plaintiff Gersh Korsinsky filed a substantially similar action in the Superior Court for Santa Clara County (the “State Court”) styled Korsinsky v. Tran, et al., Case No. 1-06-cv-069747.  The Court subsequently entered orders consolidating for all purposes the related federal court actions into the Federal Action and appointing Mandel and Carlson as Lead Plaintiffs.  Lead Plaintiff Mandel subsequently withdrew from the Federal Action. On March 15, 2007, pursuant to a stipulation of the State Plaintiff and Defendants, the State Court ordered the State Action stayed in favor of the Federal Action.

On or about March 30, 2007, Federal Plaintiff’s Counsel and Defendants’ Counsel met to discuss potential settlement of the Federal Action and exchanged certain non-public information regarding Sigma’s historical stock options.  Federal Plaintiff’s Counsel sent a settlement demand to Defendants’ Counsel on or about April 10, 2007, and thereafter the parties to the Federal Action had a series of discussions concerning the potential settlement of the Actions.

On August 13, 2007, Federal Plaintiff Carlson filed a First Amended Consolidated Verified Shareholder Derivative Complaint (the “Complaint”). Generally, Plaintiffs in the Actions allege that the Individual Defendants breached their fiduciary duties to Sigma in connection with the alleged backdating of stock option grants during the period from 1994 through 2005 and that certain defendants were unjustly enriched.  Plaintiff in the Federal Action asserts derivative claims against the Individual Defendants based on alleged violations of Sections 10(b), 14(a) and 20(a) of the Securities Exchange Act of 1934, and Rules 10b-5 and 14a-9 promulgated there under.  He also alleges that the Individual Defendants aided and abetted one another’s alleged breaches of fiduciary duty and violated California Corporations Code section 25402, and he brings claims for an accounting and rescission.  State Plaintiff also alleges that the Individual Defendants wasted corporate assets. Both Actions seek to recover unspecified money damages, disgorgement of profits and benefits and equitable relief. Federal Plaintiff also seeks treble damages, rescission of certain Individual Defendants’ option contracts, imposition of a constructive trust over executory option contracts and attorney’s fees.

On September 19, 2007, Defendants filed various motions to dismiss the Complaint.  These Motions have been fully briefed but not adjudicated by the Court.  Thereafter, Federal Plaintiff’s Counsel and Defendants’ Counsel resumed settlement negotiations.  After extensive arm’s-length negotiations and in further good-faith discussions with regard to the possible settlement of the Actions, the parties ultimately reached an agreement-in-principle to settle the Actions, subject to Court approval, on the terms set forth in the Stipulation of Settlement.

All Parties and their counsel concur that the Settlement described herein is fair, reasonable, adequate and in the best interest of Sigma and Current Sigma Shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below.  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

To resolve the Actions, and as a result of it, the Parties agreed (as set forth in the Stipulation) to the following monetary and corporate governance relief:

A.	Monetary Relief

1.	Cancellation of Stock Options

The option to purchase 100,000 shares of the Company’s common stock granted to the Company’s Chief Executive Officer Thinh Q. Tran on January 25, 2008 will be cancelled.1

2.	Monetary Payment by the Insurance Carrier

The Company’s insurance carrier Admiral Insurance Company (the “Carrier”) will pay to Sigma $2 million in consideration of a claim release.

B.	Corporate Governance Relief

1.	Stock Option Grants

The Company shall create appropriate internal controls for annual, new hire and promotion grant preparation, presentation for approval, entry into the Company’s stock plan management system and notification to employees.  Sigma shall also adopt an internal control that all internal approvals of option grants be obtained prior to the presentation for the Compensation Committee or Board action.

Sigma has eliminated the use of Unanimous Written Consents for the approval of stock option grants.  Sigma now requires approval of option grants at meetings of the Board or Compensation Committee.
The exercise prices of all stock options are at least 100% of the closing price of the Company’s stock on the date of grant or, if to optionees outside the U.S., at the value required by local law if not the closing price on the date of grant.

New grants of stock options, excluding stock options granted to contractors and nonstandard stock option grants, have a minimum vesting period of five years, with 20% vested each year, unless otherwise approved by the Board of Directors or Compensation Committee in accordance with the terms of the Company’s stock option plans.

The Compensation Committee or Board approves the grantees, amounts, dates and prices of all stock options and does not delegate these responsibilities.  The Compensation Committee or Board grants such approvals only at duly convened meetings and all grants are approved by resolution at a Compensation Committee or Board meeting and documented in the minutes thereof.  Grants to executive officers are approved on the date of grant by the Compensation Committee, which shall consist solely of independent directors, or a majority of independent directors.

Written documentation identifying grantees and the amounts and prices of all stock options granted on a particular date are complete and final on the date of grant, and the documentation is signed by the secretary to each meeting of the Compensation Committee or Board on the date of grant.  This signed documentation is transmitted to the Company’s legal and accounting departments on the date of grant.

The Board or Compensation Committee has designated a Company officer who is responsible for ensuring compliance with applicable laws and regulations by option grantees (e.g., timely and accurate filing of SEC Forms 3, 4 and 5), and provides effective monitoring mechanisms to ensure that such laws, and the Company’s stock option plans, are followed.

The Company maintains all records relating to all stock option grants until at least seven years after the expiration of the pertinent stock options.

The Company annually assesses the adequacy of its internal controls with regard to stock option grants and reports its assessment in the Company’s annual report on internal controls pursuant to section 404 of the Sarbanes-Oxley Act.

1 1 This option was originally granted on November 5, 2007 as part of Sigma’s annual stock option granting process.

2.	Training

Within one year of the effective date of the Settlement, under the direction of the Chief Financial Officer (“CFO”), Sigma shall establish cross-functional training for personnel in all areas associated with the stock option granting process:

(a) Covering (i) stock option and other equity award programs and related improvements to equity compensation controls, processes and procedures, (ii) accounting implications of equity award grants, and (iii) legal and tax implications of equity award grants.

(b) Requiring that all personnel responsible for stock option administration participate in training, at least annually, including (i) Chief Executive Officer and all direct reports, (ii) finance department members, (iii) Human Resource department members, (iv) stock administration members, and (v) all new employees involved in the above-listed functions or roles.

3.	Corporate Governance Practices Regarding the Compensation Committee or the Board

At least once every three years the Compensation Committee or Board shall select and retain an independent consultant to conduct a comparative study of the Company’s executive compensation policies, practices, and procedures relative to other public companies and prepare and submit to the Compensation Committee or Board a report and recommendations.

Each Compensation Committee or Board member is encouraged to attend in person or telephonically at least 75% of all Board and Compensation Committee meetings.

4.	Corporate Governance Practices Regarding the Audit Committee

At least annually the Audit Committee shall meet with the Company’s independent auditors to review, discuss, and approve the Company’s accounting for stock-based compensation.

Each year the Audit Committee selects and retains an independent auditing firm to conduct a comprehensive review and assessment of the Company’s internal controls and Internal audit function and prepare and submit to the Audit Committee a report and recommendations.

Each Audit Committee member is encouraged to attend in person or telephonically at least 75% of all Board and Audit Committee meetings.

5.	Other Corporate Governance Practices

Sigma has appointed a new CFO with over twenty-five years of experience as a finance professional.

C.	Dismissal of the Actions with Prejudice

The Settlement is conditioned, among other things, upon the Court entering Judgment dismissing the Federal Action with prejudice and upon dismissal of the State Action with prejudice.  The Settlement will not become effective until such Judgment and the dismissal of the State Action have become final.

IV.	PLAINTIFFS’ ATTORNEYS FEES AND EXPENSES

After negotiating the terms of the Settlement, Sigma and Plaintiffs negotiated the attorneys’ fees that Sigma would pay to counsel for Federal Plaintiff and State Plaintiff (“Plaintiffs’ Counsel”).  Sigma has agreed to pay the sum of $2,250,000 to Plaintiffs’ Counsel for their fees and expenses, subject to Court approval of the Settling Parties’ agreement (the “Fee and Expense Award”).  The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions.  To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Sigma shareholders.  The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the Actions, and the risks of undertaking the prosecution of the Actions on a contingent basis.  The Settlement, however, is not in any way conditioned upon the Court’s approval of the Fee and Expense Award. The Court has not yet approved the Fee and Expense Award.

V.	REASONS FOR THE SETTLEMENT

Counsel for the parties to the Actions believe that the Settlement is in the best interests of Sigma and Current Sigma Shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Before executing the Stipulation of Settlement, Federal Plaintiffs’ counsel conducted an extensive investigation which included: (i) inspecting, reviewing and analyzing the Company’s public financial filings as well as non-public documents produced to Federal Plaintiffs’ Counsel; (ii) developing statistical models to identify potentially backdated options; (iii) researching corporate governance issues; (iv) participating in numerous in-person and telephonic meetings with Defendants’ counsel; and (v) researching the applicable law with respect to the claims asserted in the complaints filed in the Actions and potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Current Sigma Shareholders, and Sigma, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Sigma Shareholders and Sigma have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Action, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at Sigma, and (d) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in these shareholder derivative Actions.  The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim.  While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses.

Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Sigma and Current Sigma Shareholders.

B.	Why Did the Defendants Agree to Settle?

The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions.  The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions.  The Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Sigma or its shareholders have suffered damage, or that the Plaintiffs, Sigma or its shareholders were harmed by the conduct alleged in the Actions.  The Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Sigma and its shareholders.

Nonetheless, the Defendants have concluded that further conduct of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Defendants are entering into this Stipulation solely because the proposed settlement would eliminate the burden and expense of further litigation, and without admitting any wrongdoing or liability whatsoever.

VI.	SETTLEMENT HEARING

On August 8, 2008, at 9 a.m., the Court will hold the Final Settlement Hearing in Courtroom 6, on the fourth floor of the United States District Court for the Northern District of California courthouse located at 280 South 1st Street, San Jose, California, 95113.  At the Final Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation of Settlement.  The Court also will rule upon the Fee and Expense Award.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Sigma Shareholder may, but is not required to, appear in person at the Final Settlement Hearing.  If you want to be heard at the Final Settlement Hearing in opposition to the Settlement or the Fee and Expense Award in the Actions, then you must first comply with the procedures for objecting, which are set forth below.  The Court has the right to change the hearing dates or times without further notice.  Thus, if you are planning to attend the Final Settlement Hearing, you should confirm the date and time before going to the Court.  CURRENT SIGMA SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT; PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement.  You must object in writing, and you may request to be heard at the Final Settlement Hearing.  If you choose to object, then you must follow the following procedures.

A.	You Must Make Detailed Objections in Writing

        Any objections must be presented in writing and must contain the following information:

1.	Your name, legal address, and telephone number;
2.	Proof of being a Current Sigma Shareholder as of the Record Date;
3.	The date(s) you acquired your Sigma shares;
4.	A detailed statement of your specific position with respect to the matters to be heard at the Final Settlement Hearing, including a statement of each objection being made;
5.	The grounds for each objection or the reasons for your desiring to appear and to be heard;
6.	Notice of whether you intend to appear at the Final Settlement Hearing (this is not required if you have lodged your objection with the Court); and
7.	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Settlement Hearing and the subject(s) of their testimony.

The Court will not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN July 24, 2008.  The Court Clerk’s address is:

U.S. District Clerk
Northern District of California, San Jose Division
280 South 1st Street
San Jose, CA 95113

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN July, 24, 2008.  Counsel’s addresses are:

Eric Zagar
Robin Winchester
SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
280 King of Prussia Road
Radnor, PA 19087

Boris Feldman
Peri Nielsen
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050

The Court will not consider any objection that is not timely filed with the Court or not timely delivered to Plaintiffs’ Counsel and counsel for Defendants.  Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation.  It is not a complete statement of the events of the Actions or the Stipulation.  Although the Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day.  The Clerk’s office is located at 280 South 1st Street, San Jose, California 95113.  However, you must appear in person to inspect these documents.  The Clerk’s office will not mail copies to you.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.  Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, Eric Zagar or Robin Winchester, at the address set forth above.

Dated: June 24, 2008